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Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-159999

Prospectus Supplement
(To prospectus dated June 30, 2009)

$50,000,000

Common Stock
Series A Warrants
Series B Warrants

        We are offering to certain institutional investors, pursuant to this prospectus supplement and the accompanying prospectus, up to an aggregate of 2,723,314 shares of our common stock, $0.01 par value per share, together with warrants, exercisable within six months of the closing date, to purchase up to an aggregate of 1,361,657 shares of common stock ("Series A Warrants") and warrants, exercisable within 12 months of the closing date, to purchase up to an aggregate of 1,361,657 shares of common stock ("Series B Warrants"). Each Series A and Series B Warrant entitles the investor to purchase approximately 0.5 of a share of our common stock for every share of common stock purchased by such investor in the offering. The purchase price for each share of common stock and the related Series A and Series B Warrants is $18.36 (the "Per-Share Offering Price"). Each warrant has an exercise price of $20.20 per share (110% of the Per-Share Offering Price). The common stock and the warrants will be issued separately but will be purchased together in the offering. This prospectus supplement also relates to the offering of shares of common stock upon the exercise, if any, of the warrants issued in this offering.

        Our common stock is traded on the NASDAQ Global Select Market ("Nasdaq") under the symbol "PACW." The last reported sale price of our common stock on Nasdaq on August 24, 2009 was $18.36 per share. The warrants will not be listed on any national securities exchange.

        Investing in our securities involves risks. See "Risk Factors" section beginning on page S-4 of this prospectus supplement.

        Rodman & Renshaw, LLC acted as the placement agent on this transaction. The placement agent is not purchasing or selling any of these securities nor is it required to sell any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to sell the securities offered by this prospectus supplement. We have agreed to pay the placement agent the placement agent fees set forth in the table below. This table does not reflect the placement agent fee equal to 3% of the aggregate cash exercise price received by the Company in respect of the exercise, if any, of the warrants.

	Per share of Common Stock		Total
Public Offering Price	$18.3600		$50,000,000
Placement agent fees	$0.5508	(1)	$1,185,310
Proceeds, before expenses, to us	$17.8092	(2)	$48,814,690

(1)
In the case of investors identified by us, $0.1836 per share.
(2)
In the case of investors identified by us, $18.1764 per share.

        We expect delivery of the common stock and warrants being sold in this offering to be made to the investors no later than August 28, 2009, against payment of immediately available funds.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed on the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

        These securities are equity securities. They are not savings or deposit accounts and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency or instrumentality.

Rodman & Renshaw, LLC

The date of this prospectus supplement is August 25, 2009

Prospectus Supplement

        You should rely only on the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. We have not, and Rodman & Renshaw, LLC has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdictions where offer and sale is not permitted. You should assume that the information contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate only as of the date on the front of the respective document. Our business, financial condition, results of operation and prospects may have changed since that date.

i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectus. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. The accompanying prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using shelf registration rules. Under the shelf registration rules, using this prospectus supplement and the accompanying prospectus, we may sell from time to time common stock, preferred stock, depositary shares and warrants, or any combination thereof, in one or more offerings.

        It is important that you read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information in the documents to which we have referred you in "Incorporation by Reference" on page iii of this prospectus supplement and "Where You Can Find More Information" on page 1 of the accompanying prospectus.

        The distribution of this prospectus supplement and the accompanying prospectus and the offering of our securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See the "Plan of Distribution" section of this prospectus supplement beginning on page S-12.

        References herein to "$" and "dollars" are to the currency of the United States. In this prospectus supplement and the accompanying prospectus, "PacWest Bancorp," "the Company," "we," "us," and "our" refer to PacWest Bancorp, a Delaware corporation, unless the context otherwise requires.

ii

 INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC that contains that information. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information that we file with the SEC after the date of this prospectus supplement will automatically modify and supersede the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus to the extent that the subsequently filed information modifies or supersedes the existing information. We incorporate by reference:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009;

  •
  our Current Reports on Form 8-K filed on January 14, 2009, March 10, 2009, March 30, 2009 and May 15, 2009 (except in each case, any information that has been deemed to be "furnished" and not filed, and any exhibits related thereto);

  •
  the description of our common stock contained in Registration Statement No. 000-30747 on Form 8-A filed on June 2, 2000, including any amendment or report filed for the purpose of updating such description; and

  •
  any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, until we sell all of the securities offered by this prospectus supplement.

        You may request a copy of any of these filings at no cost by writing to or telephoning us at the following address and telephone number:

PacWest Bancorp
Attention: Investor Relations
275 N. Brea Blvd.
Brea, CA 82821
(714) 674-5381

        In addition, these filings are available on our website at http://www.pacwestbancorp.com. Our website does not form a part of this prospectus supplement or the accompanying prospectus.

iii

SUMMARY

        The information below is a summary of the more detailed information included elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should read carefully the following summary together with the more detailed information contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference into those documents, including the "Risk Factors" section beginning on page S-4 of this prospectus supplement and in our Annual Report on Form 10-K. This summary is not complete and does not contain all of the information you should consider when making your investment decision.

 PacWest Bancorp

        PacWest Bancorp is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. Our principal business is to serve as the holding company for our banking subsidiary, Pacific Western Bank, which we refer to as Pacific Western or the Bank.

        PacWest Bancorp was formerly known as First Community Bancorp. At a special meeting of the Company's stockholders held on April 23, 2008, the stockholders approved the reincorporation of the Company in Delaware from California and the change of our name to PacWest Bancorp from First Community Bancorp. The reincorporation became effective on May 14, 2008. In connection with the reincorporation and name change, we also changed our ticker symbol on Nasdaq to "PACW." Other than the name change, change in ticker symbol and change in corporate domicile, the reincorporation did not result in any change in our business, physical location, management, assets, liabilities or total stockholders' equity, nor did it result in any change in location of our employees, including our management. Additionally, the reincorporation did not alter any stockholder's percentage ownership interest or number of our shares owned.

        Pacific Western is a full-service commercial bank offering a broad range of banking products and services including: accepting time and demand deposits; originating loans, including commercial, real estate construction, SBA guaranteed, consumer, and international loans; and providing other business-oriented products. The Bank has 59 full-service community banking branches. The Bank's operations are primarily located in Southern California and it focuses on conducting business with small to medium size businesses and the owners and employees of those businesses. The Bank extends credit to customers located primarily in counties it serves, and through certain programs it also extends credit and makes commercial and real estate loans to businesses located in Mexico. The Bank also provides asset-based lending and factoring of accounts receivable to small businesses located throughout Arizona, Northern California, the Pacific Northwest and Texas through its subsidiary, BFI Business Finance, based in San Jose, California and its division, First Community Financial, based in Phoenix, Arizona. Special services, including international banking services, multi-state deposit services and investment services, or requests beyond the lending limits of the Bank can be arranged through correspondent banks. The Bank also issues ATM and debit cards, has a network of branded ATMs and offers access to ATM networks through other major service providers. The Bank provides access to customer accounts via a 24-hour seven day a week toll-free automated telephone customer service and a secure online banking service.

        At June 30, 2009, our assets totaled $4.5 billion, of which gross loans totaled $3.9 billion. At this date approximately 21% were commercial loans, 58% were commercial real estate loans, 8% were commercial real estate construction loans, 6% were residential real estate construction loans, 6% were residential real estate loans, and 1% were consumer and other loans. These percentages include some foreign loans, primarily to individuals or entities with business in Mexico, representing 1% of total loans. Our portfolio's value and credit quality is affected in large part by real estate trends in Southern California, which have been negative over the last several quarters.

        Our corporate offices are located at 401 West "A" Street, San Diego, California, 92101, and our telephone number is (619) 233-5588.

Effect of New Accounting Standard

        On January 1, 2009, FSP EITF 03-06-1, Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities, became effective for us. This pronouncement clarified that all outstanding unvested share-based payment awards that contain rights to nonforfeitable dividends are considered participating securities and are included in the two-class method of determining basic and diluted earnings per share. All our unvested restricted stock participates with our common stockholders in dividends. Application of the new standard results in a reduction of net earnings available to common stockholders and lower earnings per share when compared to the previous requirements. The new standard is applied retrospectively to previously reported EPS amounts. The new standard's effect on the net loss per diluted share for the year ended 2008 was an increase of $0.03 to $26.82 from $26.79. The new standard's effect on the net income per diluted share for the years ended 2007 and 2006 was a decrease of $0.07 and $0.09 from the previously reported diluted earnings per share. The following is a summary of the calculation of basic and diluted earnings (loss) per share for the years indicated:

	For the Year Ended
	2008	2007	2006
Basic earnings (loss) per share
Net earnings (loss)	$(728,065)	$90,326	$75,998
Less: earnings allocated to unvested restricted stock	(828)	(2,172)	(2,418)

Net earnings (loss) allocated to common shares	$(728,893)	$88,154	$73,580

Total weighted-average basic shares and unvested restricted stock outstanding	27,868.5	29,421.6	24,656.6
Less: weighted-average unvested restricted stock outstanding	(691.5)	(849.6)	(1,180.6)

Total weighted-average basic shares outstanding	27,177.0	28,572.0	23,476.0

Basic earnings (loss) per share	$(26.82)	$3.09	$3.13

Diluted earnings (loss) per share
Net earnings (loss) allocated to common shares	$(728,893)	$88,154	$73,580

Total weighted-average basic shares and unvested restricted stock outstanding	27,868.5	29,421.6	24,656.6
Add: stock options outstanding	—	18.6	111.9
Less: weighted-average unvested restricted stock outstanding	(691.5)	(849.6)	(1,180.6)

Total weighted-average diluted shares outstanding	27,177.0	28,590.6	23,587.9

Diluted earnings (loss) per share	$(26.82)	$3.08	$3.12

 The Offering

Issuer	PacWest Bancorp.
The Offering	Pursuant to this prospectus supplement and the accompanying prospectus, we are offering the following securities:
Common Stock	Up to 2,723,314 shares of common stock, $0.01 par value per share, at a purchase price of $18.36 for each share of common stock and the related warrants described below.
Series A Warrants

Warrants, exercisable within six months of the closing date, to purchase up to an aggregate of 1,361,657 shares of common stock, for an exercise price of $20.20 per share (110% of the Per-Share Offering Price). Each Series A Warrant entitles the investor to purchase approximately 0.5 of a share of our common stock for every share of common stock purchased by such investor in the offering.

Series B Warrants

Warrants, exercisable within 12 months of the closing date, to purchase up to an aggregate of 1,361,657 shares of common stock for an exercise price of $20.20 per share (110% of the Per-Share Offering Price). Each Series B Warrant entitles the investor to purchase approximately 0.5 of a share of our common stock for every share of common stock purchased by such investor in the offering.

This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise, if any, of the warrants.
Common Stock to be Outstanding Immediately After this Offering

33,817,471 shares, based on 31,094,157 shares of common stock outstanding as of August 5, 2009 and excluding any shares of our common stock issuable upon exercise of outstanding warrants, options or other rights to purchase shares of our common stock, including the warrants.

Use of Proceeds	We intend to use the net proceeds from this offering for working capital and general corporate purposes. See "Use of Proceeds" below.
Risk Factors

Investment in our securities involves risks. See "Risk Factors" beginning on page S-4 of this prospectus supplement for a discussion of factors you should carefully consider before investing in shares of our common stock.

Nasdaq Global Select Market symbol	PACW
Placement Agent	Rodman & Renshaw, LLC

RISK FACTORS

        An investment in our common stock involves certain risks. You should carefully consider the risks described below and the risk factors incorporated by reference, as well as the other information included or incorporated by reference, in this prospectus supplement and the accompanying prospectus, before making an investment decision. Certain risks related to us and our business are described under the heading "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein.

Risks Associated With This Offering

         We have broad discretion in how we use the proceeds of this offering, and we may use the proceeds in ways that do not enhance the value of our common tock.

        Although we describe in the "Use of Proceeds" section in this prospectus supplement our currently intended use of the net proceeds, we will have significant flexibility in using the net proceeds. We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. You will be relying on the judgment of our management and our board of directors with regard to the use of the net proceeds, and you will not have the opportunity, before making your investment decision, to assess whether the proceeds will be used appropriately. It is possible that our use of the net proceeds will not benefit our business or enhance the value of our common stock.

         The exercise price of the warrants exceeds the market price of our common stock.

        The warrants will have an exercise price of $20.20 per share of common stock (110% of the Per-Share Offering Price), which exceeds the current and recent market prices of our common stock. If the market price of our common stock does not exceed the exercise price of the warrants during the period in which the warrants are exercisable, the warrants may not have any value.

         There is no public market for the warrants.

        There is no established public trading market for the warrants being offered in this offering and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any securities exchange or automated quotation system. Without an active market, investors in this offering may be unable to readily sell the warrants. Furthermore, the warrants are transferable only in whole and not in part, which may limit the range of potential purchasers.

Risks Associated With Our Common Stock

         The price of our common stock is volatile and may decline.

        The trading price of our common stock may fluctuate widely as a result of a number of factors, many of which are outside our control. In addition, the stock market is subject to fluctuations in the share prices and trading volumes that affect the market prices of the shares of many companies. These broad market fluctuations have adversely affected and may continue to adversely affect the market price of our common stock. Among the factors that could affect our stock price are:

  •
  actual or anticipated quarterly fluctuations in our operating results and financial condition;

  •
  changes in revenue or earnings estimates or publication of research reports and recommendations by financial analysts or actions taken by rating agencies with respect to our securities or those of other financial institutions;

  •
  failure to meet analysts' revenue or earnings estimates;

  •
  speculation in the press or investment community;

  •
  strategic actions by us or our competitors, such as acquisitions or restructurings;

  •
  actions by institutional stockholders;

  •
  fluctuations in the stock price and operating results of our competitors;

  •
  general market conditions and, in particular, developments related to market conditions for the financial services industry, including the likelihood of a prolonged recession;

  •
  future sales of our equity or equity-related securities;

  •
  changes in the frequency or amount of dividends or share repurchases;

  •
  proposed or adopted regulatory changes or developments;

  •
  anticipated or pending investigations, proceedings or litigation that involve or affect us; or

  •
  domestic and international economic factors unrelated to our performance.

        A significant decline in our stock price could result in substantial losses for individual stockholders.

         Resales of our common stock in the public market following the offering may cause its market price to fall.

        We may issue shares of our common stock with an aggregate sales price of up to $50,000,000 in connection with the offering. In addition, we may issue additional shares of our common stock upon the exercise, if any, of the warrants. The issuance of these new shares could have the effect of depressing the market price for shares of our common stock.

         The common stock is equity and therefore is subordinate to our indebtedness and preferred stock which may be issued in the future, and our ability to declare dividends on our common stock may be limited.

        Shares of the common stock are equity interests in PacWest Bancorp and do not constitute indebtedness. As such, shares of the common stock will rank junior to all indebtedness and other non-equity claims on us with respect to assets available to satisfy claims on us, including in a liquidation of us. Additionally, holders of our common stock are subject to the prior dividend and liquidation rights of any holders of our preferred stock then outstanding. Holders of our common stock are only entitled to receive such dividends as our board of directors may declare out of funds legally available for such payments.

         There may be future dilution of our common stock.

        Our board of directors may authorize us to issue additional shares of common or preferred stock or securities convertible or exchangeable into equity securities, without stockholder approval. We may issue such additional equity or convertible securities to raise additional capital. The issuance of any additional shares of common or preferred stock or convertible securities could be substantially dilutive to stockholders of our common stock. Moreover, to the extent that we issue restricted stock units, stock appreciation rights, options or additional warrants to purchase our common stock in the future and those stock appreciation rights, options or warrants are exercised or as the restricted stock units vest, our stockholders may experience further dilution. Holders of our shares of common stock have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series and, therefore, such sales or offerings could result in increased dilution to our stockholders.

        In addition, we are highly regulated, and our regulators could require us to raise additional common equity in the future. Although we were not one of the 19 institutions required to conduct a forward-looking capital assessment, or "stress test," pursuant to the U.S. Treasury's Capital Assistance Program, or CAP, it is possible that we could determine, or our regulators could require us, to raise additional capital. Any such capital raise could include, among other things, the potential issuance of common stock to the public or the potential issuance of common stock to the government under the CAP.

        The issuance of any additional shares of common or of preferred stock or convertible securities or the exercise of convertible securities could be substantially dilutive to stockholders of our common stock. The market price of our common stock could decline as a result of sales of shares of our common stock made after this offering or the perception that such sales might occur.

         We may issue debt and equity securities or securities convertible into equity securities, any of which may be senior to our common stock as to distributions and in liquidation, which could negatively affect the value of our common stock.

        In the future, we may attempt to increase our capital resources by entering into debt or debt-like financing that is unsecured or secured by all or up to all of our assets, or by issuing additional debt or equity securities, which could include issuances of secured or unsecured commercial paper, medium-term notes, senior notes, subordinated notes, preferred stock or securities convertible into or exchangeable for equity securities. In the event of our liquidation, our lenders and holders of our debt and preferred securities would receive a distribution of our available assets before distributions to the holders of our common stock. Because our decision to incur debt and issue securities in our future offerings will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings and debt financings. Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future.

         Our results of operations depend upon the results of operations of our subsidiaries.

        We are a bank holding company that conducts substantially all of our operations through Pacific Western Bank. Our primary sources of liquidity, on a stand alone basis, include the dividends from the Bank and our ability to raise capital, issue subordinated debt and secure outside borrowings.

        Our ability to obtain funds for the payment of dividends to our stockholders and for other cash requirements is largely dependent upon the Bank's earnings. Pacific Western is subject to restrictions under certain federal and state laws and regulations which limit its ability to transfer funds to us through intercompany loans, advances or cash dividends. Dividends paid by state banks, such as Pacific Western, are regulated by the California Department of Financial Institutions, or DFI, under its general supervisory authority as it relates to a bank's capital requirements. A state bank may declare a dividend without the approval of the DFI as long as the total dividends declared in a calendar year do not exceed either the retained earnings or the total of net profits for three previous fiscal years less any dividends paid during such period. During the second quarter of 2009, we received no dividends from the Bank. For the foreseeable future, further dividends from the Bank to us require DFI approval.

         Our ability to maintain required capital levels and adequate sources of funding and liquidity.

        We are required to maintain certain capital levels in accordance with banking regulations. We must also maintain adequate funding sources in the normal course of business to support our operations and fund outstanding liabilities. Our ability to maintain capital levels, sources of funding and liquidity could be impacted by changes in the capital markets in which we operate and deteriorating economic and market conditions.

        In addition, failure by the Bank to meet applicable capital guidelines or to satisfy certain other regulatory requirements could subject us to certain activity restrictions or to a variety of enforcement remedies available to the federal regulatory authorities that include limitations on the ability to pay dividends, the issuance by the regulatory authority of a capital directive to increase capital, and the termination of deposit insurance by the Federal Deposit Insurance Corporation.

         As a regulated entity, we must maintain certain capital requirements that may limit our operations and potential growth.

        We are a bank holding company. As such, we are subject to the comprehensive, consolidated supervision and regulation of the Federal Reserve, including risk-based and leverage capital requirements. We must maintain certain risk-based and leverage capital ratios as required by our banking regulators and which can change depending upon general economic conditions and our particular condition, risk profile and growth plans. Compliance with the capital requirements, including leverage ratios, may limit operations that require the intensive use of capital and could adversely affect our ability to expand or maintain present business levels.

         Problems encountered by financial institutions larger or similar to us could adversely affect financial markets generally and have indirect adverse effects on us.

        The commercial soundness of many financial institutions may be closely interrelated as a result of credit, trading, clearing or other relationships between the institutions. As a result, concerns about, or a default or threatened default by, one institution could lead to significant market-wide liquidity and credit problems, losses or defaults by other institutions. This is sometimes referred to as "systemic risk" and may adversely affect financial intermediaries, such as clearing agencies, clearing houses, banks, securities firms and exchanges, with which we interact on a daily basis, and therefore could adversely affect us.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and any documents incorporated by reference may contain certain forward-looking statements about us and our subsidiaries, which statements are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond our control. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Risks and uncertainties include, but are not limited to:

  •
  lower than expected revenues;

  •
  credit quality deterioration or pronounced and sustained reduction in real estate market values could cause an increase in the allowance for credit losses and a reduction in earnings;

  •
  increased competitive pressure among depository institutions;

  •
  our ability to complete future acquisitions and to successfully integrate such acquired entities or achieve expected benefits, synergies and/or operating efficiencies within expected time-frames or at all;

  •
  the possibility that personnel changes will not proceed as planned;

  •
  the cost of additional capital is more than expected;

  •
  a change in the interest rate environment reduces interest margins;

  •
  asset/liability repricing risks and liquidity risks;

  •
  pending legal matters may take longer or cost more to resolve or may be resolved adversely to us;

  •
  general economic conditions, either nationally or in the market areas in which we do or anticipate doing business, are less favorable than expected;

  •
  environmental conditions, including natural disasters, may disrupt our business, impede our operations, negatively impact the values of collateral securing our loans or impair the ability of our borrowers to support their debt obligations;

  •
  the economic and regulatory effects of the continuing war on terrorism and other events of war, including the conflicts in Iraq, Afghanistan, and neighboring countries;

  •
  legislative or regulatory requirements or changes adversely affecting our business;

  •
  changes in the securities markets; and

  •
  regulatory approvals for any capital activities cannot be obtained on the terms expected or on the anticipated schedule.

        If any of these risks or uncertainties materializes, or if any of the assumptions underlying such forward-looking statements proves to be incorrect, our results could differ materially from those expressed in, implied or projected by, such forward-looking statements. We assume no obligations to update such forward-looking statements. For a more detailed discussion of certain of these factors, see the sections entitled "Risk Factors" above and in our most recent Form 10-K (incorporated by reference in this prospectus) and similar sections in our future filings which are incorporated by reference in this prospectus, which describe risks and factors that could cause results to differ materially from those projected in such forward-looking statements. We caution the reader that these risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those projected in any forward-looking statements.

 USE OF PROCEEDS

        We expect the net proceeds from this offering to be up to approximately $48,814,690 after deducting the placement agent fees, as described in "Plan of Distribution," and other estimated offering expenses payable by us, which include legal, accounting and printing fees, and excluding the proceeds, if any, from the exercise of the warrants issued in this offering. We intend to use the net proceeds from the sale of the securities under this prospectus supplement for working capital and general corporate purposes. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds. Pending the use of the net proceeds from this offering as described above, we may invest the proceeds in investment-grade, interest-bearing instruments or other similar securities.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

        Our common stock is traded on Nasdaq under the symbol "PACW." The table below sets forth, for the fiscal quarters indicated, high and low reported sale prices per share of our common stock on Nasdaq and the dividends per share paid in such periods.

	Price Range of Common Stock		Dividend Paid
	Low	High	Per Share
2009:
Third Quarter (through August 24, 2009)	$11.66	$19.23	$0.01
Second Quarter	19.82	11.64	0.01
First Quarter	27.09	9.36	0.32
2008:
Fourth Quarter	$32.54	18.10	$0.32
Third Quarter	40.00	11.30	0.32
Second Quarter	28.88	14.85	0.32
First Quarter	41.65	24.16	0.32
2007:
Fourth Quarter	$62.56	$39.52	$0.32
Third Quarter	58.96	48.20	0.32
Second Quarter	58.02	53.94	0.32
First Quarter	58.50	50.29	0.32

        On August 24, 2009, the last reported sale price of our common stock on Nasdaq was $18.36 per share.

DIVIDEND POLICY

        The payment of dividends is within the discretion of our board of directors and will depend upon our future earnings, capital requirements and financial condition. We recently reduced our quarterly dividend to $0.01 per share and could determine to reduce further or eliminate altogether our common stock dividend. This could adversely affect the market price of our common stock.

DESCRIPTION OF SECURITIES

        We are offering to certain institutional investors, pursuant to this prospectus supplement and the accompanying prospectus, up to an aggregate of 2,723,314 shares of our common stock, together with the Series A and Series B Warrants. The purchase price for each share of common stock and the related Series A and Series B Warrants is $18.36. Each warrant has an exercise price of $20.20 per share (110% of the Per-Share Offering Price). The common stock and the warrants will be issued separately but will be purchased together in the offering. This prospectus supplement also relates to the offering of shares of common stock upon the exercise, if any, of the warrants issued in this offering.

Common Stock

        The material terms and provisions of our common stock are described in the sections entitled "Description of Capital Stock" and "Description of Common Stock" in the accompanying prospectus. The shares of common stock issued in this offering will be, when issued and paid for in accordance with the securities purchase agreement, duly and validly authorized, issued and fully paid and non-assessable

Warrants

        The material terms and provisions of the warrants being offered pursuant to this prospectus supplement and the accompanying prospectus are summarized below. This summary is subject to, and qualified in its entirety by, the form of warrant, which will be provided to the investors in this offering and will be filed as an exhibit to a Current Report on Form 8-K.

  Series A Warrants

        The Series A Warrants to be issued in this offering represent the right to purchase up to an aggregate of 1,361,657 shares of common stock. Each Series A Warrant entitles the investor to purchase approximately 0.5 of a share of our common stock for every share of common stock purchased by such investor in the offering. The Series A Warrants are exercisable at the option of the holder at any time for a period of six months after the closing date of this offering. Each Series A Warrant has an exercise price of $20.20 per share (110% of the Per-Share Offering Price).

  Series B Warrants

        The Series B Warrants to be issued in this offering represent the right to purchase up to an aggregate of 1,361,657 shares of common stock. Each Series B Warrant entitles the investor to purchase approximately 0.5 of a share of our common stock for every share of common stock purchased by such investor in the offering. The Series B Warrants are exercisable at the option of the holder at any time for a period of 12 months after the closing date of this offering. Each Series A Warrant has an exercise price of $20.20 per share (110% of the Per-Share Offering Price).

  General

        The exercise price of the warrants will be subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The holder will not have the right to exercise any portion of a warrant if the holder, together with its affiliates, would, subject to limited exceptions, beneficially own in excess of 4.99 or 9.99% (as selected by the investor) of the number of shares of our common stock outstanding immediately after the exercise. The holder may elect to decrease this beneficial ownership limitation upon 61 days' prior written notice to us.

        The warrant holders must surrender payment in cash of the exercise price of the shares being acquired upon exercise of the warrants. If, however, we are unable to offer and sell the shares underlying the warrants pursuant to this prospectus supplement due to the ineffectiveness of the registration statement of which this prospectus supplement is a part, then the warrants may be exercised on a "net" or "cashless" basis.

 PLAN OF DISTRIBUTION

        We have entered into a placement agency agreement, dated August 25, 2009, with Rodman & Renshaw, LLC. Subject to the terms and conditions contained in the placement agency agreement, the placement agent has agreed to act as exclusive placement agent in connection with the sale of up to an aggregate of 2,723,314 shares of our common stock and warrants to purchase up to an aggregate of 2,723,314 shares of our common stock in this offering. The placement agent is not purchasing or selling any securities by this prospectus supplement and the accompanying prospectus, nor is the placement agent required to arrange for the purchase or sale of any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to arrange for the sale of all of securities being offered in this offering. We will enter into a securities purchase agreement directly with investors in connection with this offering.

        We currently anticipate that the closing of this offering will take place on or about August 28, 2009. On the closing date, the following will occur:

  •
  we will receive funds in the amount of the aggregate purchase price of the shares of common stock and related warrants sold;

  •
  we will irrevocably instruct the transfer agent to deliver the shares of common stock, and we will deliver the warrants, to the investors; and

  •
  the placement agent will receive the placement agent fees in accordance with the terms of the placement agency agreement.

        We have agreed to pay the placement agent an aggregate fee equal to 3% of the gross proceeds from the sale of the shares of common stock and related warrants in this offering, plus 3% of the gross proceeds we receive, if any, from the exercise of the warrants (in the case of shares or warrants to investors identified by us, 1%). We have also agreed to reimburse the placement agent for all reasonable travel and other out-of-pocket expenses incurred in connection with this offering, including the fees and expenses of its counsel, not to exceed the lesser of 0.5% of the gross proceeds raised by us and $35,000.

        The estimated offering expenses payable by us, in addition to the aggregate fees and expenses of approximately $1,185,310 due to the placement agent, are approximately $100,000.

        The following table shows the per share and total commissions we will pay to the placement agent in connection with the sale of the shares of common stock and related warrants offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the shares of common stock and related warrants offered hereby and excluding proceeds that we may receive upon exercise of the warrants

Per share placement agent fee	$0.5508	(1)
Maximum offering total	$1,185,310

    (1)
    In the case of investors identified by us, $0.1836 per share.

        Rodman & Renshaw, LLC may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them might be deemed to be underwriting discounts or commissions under the Securities Act.

        We have agreed to indemnify the placement agent and certain other persons against certain liabilities relating to or arising out of the placement agent's activities under the placement agency agreement. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

        The placement agent has informed us that it will not engage in over allotment, stabilizing transactions or syndicate covering transactions in connection with this offering.

        The transfer agent for our common stock is Wells Fargo Shareowner Services.

        Our common stock is traded on Nasdaq under the symbol "PACW." The warrants are not expected to be eligible for trading on any market.

        The purchase price per share of common stock and the exercise price for the warrants was determined based on negotiations with the investors and discussions with the placement agent.

 VALIDITY OF SECURITIES

        The validity of the common stock and warrants offered hereby will be passed upon for us by Jared M. Wolff, our General Counsel. Sullivan & Cromwell LLP, Los Angeles, California will pass upon certain matters relating to this offering for us. Weinstein & Smith LLP will pass upon certain matters relating to this offering for Rodman & Renshaw, LLP.

EXPERTS

        The consolidated financial statements of the Company as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 have been incorporated by reference in this prospectus supplement and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Prospectus

$150,000,000

Common Stock
Preferred Stock
Depositary Shares
Warrants

        PacWest Bancorp may offer to sell, from time to time, shares of common stock, shares of preferred stock, either separately or represented by depositary shares, or warrants exercisable for our common stock, preferred stock or depositary shares representing preferred stock, for an aggregate initial offering price of up to $150,000,000. We may offer these securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more prospectus supplements. The preferred stock and warrants may be convertible into or exercisable or exchangeable for equity or debt securities of the Company or of one or more entities.

        The Company may offer and sell any combination of these securities in amounts, at prices and on terms that it will determine at the time of any particular offering, to or through one or more agents, dealers or underwriters, or directly to purchasers, including through subscription rights offerings, on a continuous or delayed basis.

        This prospectus provides you with a general description of the securities that may be offered. Each time securities are sold, we will provide one or more supplements to this prospectus that will contain additional information about the specific offering and the terms of the securities being offered. The supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement before you invest in any of our securities.

        Our common stock is traded on the NASDAQ Global Select Market under the symbol "PACW".

        Investing in these securities involves risks. You should carefully review the information contained under the heading "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, which information is incorporated by reference into this prospectus, for a discussion of factors you should carefully consider before deciding to invest in these securities.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

        These securities are equity securities. They are not savings or deposit accounts and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency or instrumentality.

The date of this prospectus is June 30, 2009

        You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer and sale is not permitted. You should assume that the information contained in this prospectus and the documents incorporated by reference in this prospectus are accurate only as of the date on the front of the respective document. Our business, financial condition, results of operation and prospects may have changed since that date.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using the SEC's shelf registration rules. Under the shelf registration rules, using this prospectus, together with a prospectus supplement, we may sell from time to time, in one or more offerings, on a continuous or delayed basis, the securities described in this prospectus for an aggregate initial offering price of up to $150,000,000.

        In this prospectus, "PacWest Bancorp," "the Company," "we," "us," and "our" refer to PacWest Bancorp, a Delaware corporation, unless the context otherwise requires. This prospectus provides you with a general description of the securities we may sell. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus does not contain all of the information included in the registration statement. For a complete understanding of the offering of securities, you should refer to the registration statement relating to this prospectus, including its exhibits, and read this prospectus, the applicable prospectus supplement and the additional information described below under "Where You Can Find More Information" before making an investment decision.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC at its public reference rooms at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our filings are also available to the public on the Internet, through a database maintained by the SEC at http://www.sec.gov.

        The SEC allows us to incorporate by reference into this document the information we have filed with it. This means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. All information incorporated by reference is part of this document, unless and until that information is updated and superseded by the information contained in this document or any information subsequently incorporated by reference.

        We incorporate by reference the documents listed below (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

  1.
  Our Annual Report on Form 10-K for the year ended December 31, 2008;

  2.
  Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009;

  3.
  Our current reports on Form 8-K filed on the following dates: January 14, 2009, March 10, 2009, March 30, 2009 and May 15, 2009; and

  4.
  The description of our common stock contained in Registration Statement No. 000-30747 on Form 8-A filed on June 2, 2000, including any amendment or report filed for the purpose of updating such description.

        We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been or may be incorporated by reference in the prospectus, but not delivered with the prospectus. You may request, and we will provide, a copy of these filings, at no cost to you, by writing or telephoning us at the following address:

PacWest Bancorp
Attention: Investor Relations
275 N. Brea Blvd.
Brea, CA 92821
(714) 671-6800
 investor-relations@pacwestbancorp.com

        Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference.

        We also incorporate by reference all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (i) on or after the date of the filing of the registration statement containing this prospectus and prior to the effectiveness of such registration statement and (ii) on or after the date of this prospectus and prior to the termination of the offering made hereby. Such documents will become a part of this prospectus from the date that the documents are filed with the SEC.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, any prospectus supplement and any documents incorporated by reference may contain certain forward-looking statements about the Company and its subsidiaries, which statements are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Risks and uncertainties include, but are not limited to:

  •
  lower than expected revenues;

  •
  credit quality deterioration or pronounced and sustained reduction in real estate values, which could cause an increase in the provision for credit losses and a reduction in net earnings;

  •
  increased competitive pressure among depository institutions;

  •
  the Company's ability to complete future acquisitions, to successfully integrate such acquired entities, or to achieve expected benefits, synergies and/or operating efficiencies within expected time-frames or at all;

  •
  the possibility that the cost of additional capital is more than expected;

  •
  a change in the interest rate environment that reduces net interest margins;

  •
  asset/liability repricing risks and liquidity risks;

  •
  the possibility that pending legal matters may take longer or cost more to resolve or may be resolved adversely to the Company;

  •
  general economic conditions, either nationally or in the market areas in which the Company does or anticipates doing business, that are less favorable than expected;

  •
  environmental conditions, including natural disasters, which may disrupt our business, impede our operations, negatively impact the values of collateral securing the Company's loans or impair the ability of our borrowers to support their debt obligations;

  •
  the economic and regulatory effects of the continuing war on terrorism and other events of war, including the conflicts in the Middle East;

  •
  legislative or regulatory requirements or changes that adversely affect the Company's business;

  •
  changes in the securities markets;

  •
  the possibility that regulatory approvals for any capital activities cannot be obtained on the terms expected or on the anticipated schedule; and

  •
  other risks that are described in PacWest's public filings with the SEC.

        If any of these risks or uncertainties materializes, or if any of the assumptions underlying such forward-looking statements proves to be incorrect, the Company's results could differ materially from those expressed in, implied or projected by, such forward-looking statements. We assume no obligations to update such forward-looking statements. For a more detailed discussion of certain of these factors, see the section entitled "Risk Factors" in the applicable prospectus supplement and "Risk Factors" in our most recent Form 10-K (incorporated by reference in this prospectus) and similar sections in our future filings which are incorporated by reference in this prospectus, which describe risks and factors that could cause results to differ materially from those projected in such forward-looking statements. We caution the reader that these risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those projected in any forward-looking statements.

USE OF PROCEEDS

        Unless the applicable prospectus supplement states otherwise, we expect to use the net proceeds from the sale of our securities to fund future acquisitions of banks and other financial institutions and for general corporate purposes.

RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table shows our ratio of earnings to combined fixed charges and preferred dividends on a consolidated basis, or indicates a deficiency amount, for the periods presented. During the periods shown below, no shares of our preferred stock were outstanding. For purposes of determining the ratio of earnings to combined fixed charges and preferred dividends, earnings are defined as (a) the sum of pre-tax income (loss) from continuing operations, fixed charges, and amortization of capitalized interest less the sum of (b) interest capitalized and preference security dividend requirements of consolidated subsidiaries. Fixed charges means the sum of interest expensed and capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness, and an estimate of the interest within rental expense and the amount of pre-tax earnings that is required to pay the dividends on outstanding preference securities. The amount of interest within rental expense has been estimated to be one-third of such rental expense.

	Quarter Ended March 31,	Year Ended December 31,
	2009	2008	2007	2006	2005	2004
	(dollars in thousands)
Earnings (loss) before income taxes	$1,885	$(707,976)	$152,770	$127,368	$85,491	$60,659
Add fixed charges	15,904	73,063	90,001	63,079	25,419	16,814

Earnings (loss) before fixed charges and income taxes	$17,789	$(634,913)	$242,771	$190,447	$110,910	$77,473

Fixed charges	$15,904	$73,063	$90,001	$63,079	$25,419	$16,814
Preferred dividends	—	—	—	—	—	—

Fixed charges and preferred dividends	$15,904	$73,063	$90,001	$63,079	$25,419	$16,814

Deficiency amount	$—	$707,976	$—	$—	$—	$—

Ratio of earnings to fixed charges	1.12	N.M.	2.70	3.02	4.36	4.61

Ratio of earnings to fixed charges and preferred dividends	1.12	N.M.	2.70	3.02	4.36	4.61

N.M.
Not meaningful.

DESCRIPTION OF CAPITAL STOCK

        Rights of our stockholders are governed by the Delaware General Corporation Law, or DGCL, our certificate of incorporation and our bylaws. The following is a description of provisions of the DGCL, our certificate of incorporation and bylaws that are generally applicable or relevant to holders of our capital stock. For information on how to obtain copies of our certificate of incorporation and bylaws, see "Where You Can Find More Information".

        Pursuant to our certificate of incorporation, the total number of shares of all classes of stock which we have the authority to issue is 55,000,000, of which 50,000,000 shares are designated as common stock, par value $0.01 per share, and 5,000,000 shares are designated as preferred stock, par value $0.01 per share. PacWest Bancorp common stock represents non-withdrawable capital and will not be insured by the Federal Deposit Insurance Corporation. All of the outstanding shares of stock are, and any stock issued and sold under this prospectus will be, fully paid and nonassessable.

Limitation of Liability and Indemnification Matters

        Our certificate of incorporation provides that a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under Delaware law. Our bylaws also provide that, to the maximum extent permitted by law, the Company shall indemnify any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director, officer or employee of the Company or serves or served at the request of the Company as a director, officer or employee of any other enterprise. Expenses, including attorneys' fees, incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Company promptly upon receipt by the Company of a commitment from such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Company. The bylaws do not limit the power of PacWest Bancorp or its board of directors to provide other indemnification and expense reimbursement rights to directors, officers, employees, agents and other persons as otherwise pursuant to the bylaws.

Anti-takeover Provisions in the Certificate of Incorporation and Bylaws

        Certain provisions of our certificate of incorporation could make it less likely that our management would be changed or someone would acquire voting control of us without the consent of our board of directors. These provisions could delay, deter or prevent tender offers or takeover attempts that stockholders might believe are in their best interests, including tender offers or takeover attempts that could allow stockholders to receive premiums over the market price of their common stock.

        Preferred Stock:    Our board of directors can at any time, under our certificate of incorporation and without stockholder approval, issue one or more new series of preferred stock. In some cases, the issuance of preferred stock could discourage or make more difficult attempts to take control of us through a merger, tender offer, proxy context or otherwise. Preferred stock with special voting rights or other features issued to persons favoring our management could stop a takeover by preventing the person trying to take control of us from acquiring enough voting shares necessary to take control.

        Nomination Procedures:    Holders of our common stock can nominate candidates for our board of directors. A stockholder must follow the advance notice procedures described in our bylaws. In general, to nominate a person for election to our board of directors at a meeting of our stockholders, a stockholder must submit a written notice of the proposed nomination to our corporate secretary at least 90 but not more than 120 days before the meeting.

        Rights Plan:    Although we do not have a stockholder rights plan (commonly referred to as a "poison pill"), under Delaware law, our board of directors can adopt such a plan without stockholder approval. If adopted, a stockholder rights plan could operate to cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our board of directors.

        Amendment of Bylaws:    Under our bylaws, our board of directors can adopt, amend or repeal the bylaws, subject to limitations under the DGCL. Our stockholders also have the power to change or repeal our bylaws.

DESCRIPTION OF COMMON STOCK

        The following summary description of the common stock of PacWest Bancorp does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation and bylaws, as well as the DGCL. Pursuant to our certificate of incorporation, we have the authority to issue up to 50,000,000 shares of common stock, par value $0.01 per share. Each share of PacWest Bancorp common stock has the same relative rights, and is identical in all respects, with each other share of PacWest Bancorp common stock. Our common stock is traded on the NASDAQ Global Select Market under the symbol "PACW".

        Voting Rights:    Holders of PacWest Bancorp common stock will be entitled to one vote per share on all matters requiring stockholder action, including, but not limited to, the election of directors. Holders of PacWest Bancorp common stock will be entitled to cumulate their votes for the election of directors. In an election of directors under cumulative voting, each share of voting stock is entitled to vote the number of votes to which such share would normally be entitled, multiplied by the number of directors to be elected. A stockholder may then cast all such votes for a single candidate or may allocate them among as many candidates as the shareholder may choose. Cumulative voting may enable a minority stockholder or group of stockholders to elect at least one representative to the board. Without cumulative voting, the holders of a majority of the shares present at an annual meeting would have the power to elect all the directors to be elected at that meeting, and no person could be elected without the support of a majority of the stockholders voting. Without cumulative voting, any director or the entire board of directors of a corporation may be removed with or without cause with the approval of a majority of the outstanding shares entitled to vote at an election of directors.

        Dividends:    Holders of PacWest Bancorp common stock may receive dividends when, as and if declared by our board of directors out of funds legally available for payment of dividends, subject to any restrictions imposed by federal regulators and the payment of any preferential amounts to which any class of preferred stock may be entitled. Other restrictions on our ability to pay dividends are described below under "—Restrictions on Dividends".

        Liquidation Preference:    Holders of common stock are not entitled to a liquidation preference in respect of those shares. Upon liquidation, dissolution or winding up of PacWest Bancorp, holders of PacWest Bancorp common stock will be entitled to share ratably in all assets remaining after the payment of all liabilities of PacWest Bancorp and of preferential amounts to which any preferred stock may be entitled.

        Other Matters:    The holders of the PacWest Bancorp common stock will have no preemptive or other subscription rights. PacWest Bancorp common stock will not be subject to call or redemption.

        Restrictions on Dividends:    We are incorporated in Delaware and are governed by the DGCL. Delaware law allows a corporation to pay dividends only out of surplus, as determined under Delaware law or, if there is no surplus, out of net profits for the fiscal year in which the dividend was declared and for the preceding fiscal year. Under Delaware law, however, we cannot pay dividends out of net profits if, after we pay the dividend, our capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

        As a bank holding company, our ability to pay dividends is affected by the ability of our bank subsidiary to pay dividends to us. In addition, our banking subsidiary Pacific Western Bank, or Pacific Western, is a state-chartered bank, which is subject to state regulations that limit dividends. Pacific Western is subject to restrictions under certain federal and state laws and regulations which limit its ability to transfer funds to PacWest Bancorp through intercompany loans, advances or cash dividends. Dividends paid by state banks, such as Pacific Western, are regulated by the California Department of Financial Institutions, or DFI, under its general supervisory authority as it relates to a bank's capital requirements. A state bank may declare a dividend without the approval of the DFI as long as the total dividends declared in a calendar year do not exceed either the retained earnings or the total of net profits for three previous fiscal years less any dividends paid during such period. During the first quarter of 2009, PacWest Bancorp received no dividends from Pacific Western. For the foreseeable future, further dividends from Pacific Western to PacWest Bancorp require DFI approval.

        Refer to "Business—Supervision and Regulation—Bank Holding Company Regulation" and "Business—Supervision and Regulation—Regulation of the Bank" in our most recent Annual Report on Form 10—K and similar sections in our future filings for more information about restrictions on the ability of our subsidiary to pay us dividends.

        Transfer Agent:    The transfer agent for our common stock is Wells Fargo Shareowner Services.

        Restrictions on Ownership of Our Common Stock:    The Bank Holding Company Act of 1956 requires any "bank holding company" (as defined in that Act) to obtain the approval of the Board of Governors of the Federal Reserve System prior to acquiring more than 5% of our outstanding common stock. Any holder of 25% or more of our outstanding common stock, other than an individual, is subject to regulation as a bank holding company under the Bank Holding Company Act. In addition, any person other than a bank holding company is required to obtain prior approval of the Federal Reserve Board to acquire 10% or more of our outstanding common stock under the Change in Bank Control Act of 1978.

DESCRIPTION OF PREFERRED STOCK

        This section describes the general terms and provisions of the preferred stock that may be offered by this prospectus. The prospectus supplement will describe the specific terms of the series of the preferred stock offered through that prospectus supplement. Those terms may differ from the terms discussed below. Any series of preferred stock we will issue will be governed by our certificate of incorporation, including the certificate of designations of preferred stock, and our bylaws. We will file a certificate of designation for each series of preferred stock to be offered hereunder with the SEC and incorporate it by reference as an exhibit to our registration statement at or before the time we issue any preferred stock of that series.

General

        Pursuant to our certificate of incorporation, the Company has the authority to issue up to 5,000,000 shares of preferred stock, par value $0.01 per share. Shares of preferred stock may be issued in one or more series, from time to time, by the board of directors, and the board of directors is expressly authorized to fix by resolution the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of the shares of each series of preferred stock, including without limitation the following:

  •
  the distinctive serial designation of such series which shall distinguish it from other series;

  •
  the number of shares included in such series;

  •
  the dividend rate (or method of determining such rate) payable to the holders of the shares of such series, any conditions upon which such dividends shall be paid and the date or dates upon which such dividends shall be payable;

  •
  whether dividends on the shares of such series shall be cumulative and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

  •
  the amount or amounts which shall be payable out of the assets of the Company to the holders of the shares of such series upon voluntary or involuntary liquidation, dissolution or winding up the Company, and the relative rights of priority, if any, of payment of the shares of such series;

  •
  the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Company or at the option of the holder or holders thereof or upon the happening of a specified event or events;

  •
  the obligation, if any, of the Company to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

  •
  whether or not the shares of such series shall be convertible or exchangeable, at any time or times at the option of the holder or holders thereof or at the option of the Company or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock of the Company, and the price or prices or rate or rates of exchange or conversion and any adjustments applicable thereto; and

  •
  whether or not the holders of the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if so the terms of such voting rights.

        The board of directors' ability to authorize, without stockholder approval, the issuance of preferred stock with conversion and other rights may adversely affect the rights of holders of our common stock or other series of preferred stock that may be outstanding.

        Subject to the rights of the holders of any series of preferred stock, the number of authorized shares of any class or series of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of such class or series, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the DGCL or any corresponding provision hereafter enacted.

        As described under "Description of Depositary Shares" below, we may elect to offer depositary shares represented by depositary receipts. If we so elect, each depositary share will represent a fractional interest, to be specified in the applicable prospectus supplement, in a share of preferred stock. If we issue depositary shares representing interests in preferred stock, those shares of preferred stock will be deposited with a depositary.

Specific Terms of a Series of Preferred Stock

        The preferred stock we may offer will be issued in one or more series. When we issue shares of preferred stock, they will be fully paid and nonassessable. This means you will have paid the full purchase price for your shares of preferred stock and you will not be assessed any additional amount for your stock. Their par value or liquidation preference, however, will not be indicative of the price at which the shares of preferred stock will actually trade after their issue. If necessary, the applicable prospectus supplement will provide a description of U.S. Federal income tax consequences relating to the purchase and ownership of the series of preferred stock offered by that prospectus supplement.

        The preferred stock will have the dividend, liquidation, redemption, voting and conversion rights described in the applicable prospectus supplement. You should read the prospectus supplement relating to the particular series of the preferred stock it offers for specific terms, including:

  •
  the title, stated value and liquidation preference of the preferred stock and the number of shares offered;

  •
  the initial public offering price at which we will issue the preferred stock;

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  the dividend rate or rates, or method of calculation of dividends, the dividend periods, the dates on which dividends will be payable and whether the dividends will be cumulative or noncumulative and, if cumulative, the dates from which the dividends will start to cumulate;

  •
  any redemption or sinking fund provisions;

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  any conversion provisions;

  •
  whether we have elected to offer depositary shares as described under "Description of Depositary Shares" below; and

  •
  any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

        Rank:    Any series of preferred stock could rank senior, equal or junior to our other capital stock, as may be described in a prospectus supplement, as long as our certificate of incorporation so permits.

        Dividend:    Holders of each series of preferred stock will be entitled to receive dividends if so specified in the applicable certificate of designation when, as and if declared by our board of directors, from funds legally available for the payment of dividends. The rates and dates of payment of dividends for each series of preferred stock will be stated in the applicable prospectus supplement. Dividends will be payable to holders of record of preferred stock as they appear on our books on the record dates fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative, as set forth in the applicable prospectus supplement. For legal and regulatory restrictions on our ability to pay dividends, please see the information under the heading "Description of Common Stock—Restrictions on Dividends".

        Redemption:    Subject to receipt of prior approval by the Board of Governors of the Federal Reserve System, if required, we may redeem all or part of a series of preferred stock and that series may be subject to mandatory redemption under a sinking fund or otherwise, as described in the applicable prospectus supplement. Redeemed shares of preferred stock will become authorized but unissued shares of preferred stock or preference stock, as the case may be, that we may issue in the future. The terms, if any, on which shares of preferred stock of a series may be redeemed will be discussed in the applicable prospectus supplement.

        Conversion or Exchange Rights:    The prospectus supplement relating to any series of preferred stock that is convertible, exercisable or exchangeable will state the terms on which shares of that series are convertible into or exercisable or exchangeable for shares of common stock, another series of preferred stock or other securities of the Company or debt or equity securities of one or more entities.

        Liquidation Preference:    Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount described in the applicable prospectus supplement, plus an amount equal to any accrued and unpaid dividends. These distributions will be made before any distribution is made on any securities ranking junior to the preferred stock with respect to liquidation, including our common stock. If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of that series and the other securities will share in any distribution of our available assets on a ratable basis in proportion to the full liquidation preferences of each security. Unless the applicable prospectus supplement states otherwise, holders of our preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

        Voting Rights:    The holders of preferred stock of each series will have no voting rights, except:

  •
  as stated in the applicable prospectus supplement and in the certificate of designation establishing the series; or

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  as required by applicable law.

If we designate a series of preferred stock with any voting rights, including the right to vote for the election of directors because dividends on such series of preferred stock are in arrears, such preferred stock will be a voting security at all times for purposes of the Bank Holding Company Act. Any holder of more than 25% of a class of our voting securities, or less than 25% if the holder otherwise exercises a "controlling influence" over us, would be regulated as a bank holding company under the Bank Holding Company Act. In addition, an existing bank holding company would need to obtain the Federal Reserve Board's approval before acquiring 5% or more of any class of our voting securities. Separately, under the Change in Bank Control Act of 1978, any "person," including an individual or company other than a bank holding company, may need to obtain the Federal Reserve Board's approval before acquiring 10% or more of any class of our voting securities.

        No Other Rights:    The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except:

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  as discussed in the applicable prospectus supplement;

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  as provided in our certificate of incorporation (including any certificate of designation); and

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  as otherwise required by applicable law.

        Transfer Agent:    The transfer agent for each series of preferred stock will be named and described in the prospectus supplement for that series.

DESCRIPTION OF DEPOSITARY SHARES

        This section outlines some of the provisions of the deposit agreement to govern any depositary shares, the depositary shares themselves and the depositary receipts. This information may not be complete in all respects and is qualified entirely by reference to the relevant deposit agreement and depositary receipt with respect to the depositary shares relating to any particular series of preferred stock. We will file the applicable deposit agreement and form of depositary receipt with the SEC and incorporate it by reference as an exhibit to our registration statement at or before the time we issue any depositary shares. The specific terms of any depositary shares we may offer will be described in the applicable prospectus supplement. If so described in the applicable prospectus supplement, the terms of that series of depositary shares may differ from the general description of terms presented below.

General

        We may offer fractional interests in shares of our preferred stock, rather than full shares of preferred stock. If we do, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.

        The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of such amount as may be set forth in the applicable prospectus supplement, which we refer to in this section as the depositary. We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

        The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement.

        Unless we specify otherwise in the applicable prospectus supplement, you will not be entitled to receive the whole shares of preferred stock underlying the depositary shares.

Specific Terms of Depositary Shares

        Dividends:    The depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock underlying the depositary shares to each record depositary shareholder based on the number of the depositary shares owned by that holder on the relevant record date. The depositary will distribute only that amount which can be distributed without attributing to any depositary shareholders a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record depositary shareholders.

        If there is a distribution other than in cash, the depositary will distribute property to the entitled record depositary shareholders, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and distribution of the net proceeds from this sale to the concerned holders.

        The deposit agreement will also contain provisions relating to how any subscription or similar rights offered by us to holders of the preferred stock will be made available to the holders of depositary shares.

        Conversion or Exchange Rights:    If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

        Redemption:    If the series of the preferred stock underlying the depositary shares is subject to redemption, all or a part of the depositary shares will be redeemed from the redemption proceeds of that series of the preferred stock held by the depositary. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

        After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon the redemption. Payments will be made when holders surrender their depositary receipts to the depositary.

        Voting Rights:    When the depositary receives notice of any meeting at which the holders of the preferred stock may vote, the depositary will mail information about the meeting contained in the notice, and any accompanying proxy materials, to the record holders of the depositary shares relating to the preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to how the preferred stock underlying the holder's depositary shares should be voted.

        Taxation:    Owners of depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the preferred stock represented by the depositary shares. If necessary, the applicable prospectus supplement will provide a description of U.S. Federal income tax consequences relating to the purchase and ownership of the depositary shares and the preferred stock represented by the depositary shares.

        Amendment and Termination of the Deposit Agreement:    The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary at any time. However, certain amendments as specified in the applicable prospectus supplement will not be effective unless approved by the record holders of at least a majority of the depositary shares then-outstanding. A deposit agreement may be terminated by us or the depositary only if:

  •
  all outstanding depositary shares relating to the deposit agreement have been redeemed; or

  •
  there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up of our business and the distribution has been distributed to the holders of the related depositary shares.

        Charges of Depositary:    We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility in the deposit agreement.

        Resignation and Removal of Depositary:    The depositary may resign at any time by delivering notice to us. We may also remove the depositary at any time. Resignations or removals will take effect when a successor depositary is appointed and it accepts the appointment.

DESCRIPTION OF WARRANTS

        The following description of warrants does not purport to be complete and is qualified in its entirety by reference to the description of a particular series of warrants contained in an applicable prospectus supplement. For information relating to common stock, preferred stock and depositary shares representing preferred stock, see "Description of Common Stock," "Description of Preferred Stock" and "Description of Depositary Shares," respectively.

        We may offer by means of this prospectus warrants for the purchase of our common stock, preferred stock or depositary shares. We may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified therein. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

  •
  the title and issuer of the warrants;

  •
  the aggregate number of warrants;

  •
  the price or prices at which the warrants will be issued;

  •
  the currencies in which the price or prices of the warrants may be payable;

  •
  the designation, amount and terms of the securities purchasable upon exercise of the warrants;

  •
  the designation and terms of the other securities with which the warrants are issued and the number of warrants issued with each such security;

  •
  if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

  •
  the price or prices at which and currency or currencies in which the securities purchasable upon exercise of the warrants may be purchased;

  •
  the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

  •
  the minimum or maximum amount of warrants that may be exercised at any one time;

  •
  information with respect to book-entry procedures, if any;

  •
  a discussion of certain U.S. federal income tax considerations; and

  •
  any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

As of the date of this prospectus, we had no warrants outstanding.

 LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

        We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable depositary or warrant agent maintain for this purpose as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as "indirect holders" of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

        We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

        Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

        As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

        We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in "street name." Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

        For securities held in street name, we or any applicable depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.

Legal Holders

        Our obligations, as well as the obligations of any applicable depositary or warrant agent or other third party employed by us or any of the foregoing, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

        For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an instrument defining the rights of security holders, to relieve us of the consequences of a breach or of our obligation to comply with a particular provision of such an instrument or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the legal holders.

Special Considerations For Indirect Holders

        If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

  •
  how it handles securities payments and notices;

  •
  whether it imposes fees or charges;

  •
  how it would handle a request for the holders' consent, if ever required;

  •
  whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

  •
  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

  •
  if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

Global Securities

        A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

        Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

        A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under "—Special Situations When a Global Security Will Be Terminated". As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

        If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

        As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a legal holder of securities and instead deal only with the depositary that holds the global security.

        If securities are issued only in the form of a global security, an investor should be aware of the following:

  •
  An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below.

  •
  An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above.

  •
  An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form.

  •
  An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

  •
  The depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security. We and any applicable agent have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global security. We and any applicable agent also will not supervise the depositary in any way.

  •
  The depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well.

  •
  Financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

  •
  There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

        In a few special situations described below, the global security will terminate, and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

        The global security will terminate when the following special situations occur:

  •
  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

  •
  if we notify any applicable depositary or warrant agent that we wish to terminate that global security; or

  •
  if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

        The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable agent, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

        We may sell the securities offered by this prospectus to one or more underwriters or dealers for resale, through agents, directly to purchasers or through a combination of any such methods of sale. The name of any such underwriter, dealer or agent involved in the offer and sale of the securities, the amounts underwritten and the nature of its obligation to take the securities will be stated in the applicable prospectus supplement. We have reserved the right to sell the securities directly to investors on our own in those jurisdictions where we are authorized to do so. The sale of the securities may be effected in transactions (1) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (2) in the over-the-counter market, (3) in transactions otherwise than on such exchanges or in the over-the-counter market or (4) through the writing of options.

        In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and re-offer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

        We, our agents and underwriters may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

        We may solicit offers to purchase securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. If required, the prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering.

        We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we use underwriters to sell securities, we may enter into an underwriting agreement with them at the time of the sale and will name them in the applicable prospectus supplement. In connection with the sale of the securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement to the extent required by applicable law. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents.

        Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

        If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase offered securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

        If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

        Underwriters, dealers and agents may be entitled, under agreements entered into with the Company, to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act of 1933, as amended.

        To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include over-allotment, stabilization, syndicate short covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These activities may stabilize, maintain or otherwise affect the market price of the securities. As a result, these transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be in the open market. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise. These transactions, if commenced, may be discontinued by the underwriters at any time.

        The amount of expenses expected to be incurred by us in connection with any issuance of securities will be set forth in the applicable prospectus supplement.

        Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Your prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to specify alternative settlement arrangements to prevent a failed settlement.

        Underwriters and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses. In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.

 VALIDITY OF SECURITIES

        In connection with particular offerings of the securities in the future, and unless otherwise specified in a prospectus supplement, the validity of those securities will be passed upon for our Company by Jared M. Wolff, our General Counsel, and for any underwriters or agents by counsel named in the applicable prospectus supplement. As of June 15, 2009, Jared M. Wolff beneficially owned 2,543 shares of our common stock.

EXPERTS

        The consolidated financial statements of the Company as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 have been incorporated by reference in this prospectus and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

$50,000,000

Common Stock
Series A Warrants
Series B Warrants

Prospectus Supplement

Rodman & Renshaw, LLC